UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     October 25, 2007
Date of Report (Date of earliest event reported)

WESTMONT RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52398	76-0773948
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1621 Freeway Drive, Suite 209,
Mount Vernon, WA	98273
(Address of principal executive offices)	(Zip Code)

(360) 395-6040
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Effective on October 25, 2007, Telford Sadovnick, P.L.L.C. (“Telford Sadovnick”) resigned as the auditors for Westmont Resources Inc. (the “Company”).

Telford Sadovnick stated that they were resigning as the Company’s independent auditor due to the fact that Telford Sadovnick had withdrawn its registration with the Public Company Accountability Oversight Board (“PCAOB”) and is no longer able to audit US issuers.

Telford Sadovnick’s reports on the financial statements of the Company for year ended May 31, 2007 and May 31, 2006 and for the period from November 16, 2004 (inception) to May 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of the Company’s ability to continue as a going concern.

There were no disagreements between the Company and Telford Sadovnick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Telford Sadovnick, would have caused them to make reference to the subject matter of the disagreement in connection with their report for the financial statements for the past year.

The Company requested Telford Sadovnick to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the disclosures herein. A copy of Telford Sadovnick’s letter is attached as an exhibit to this report.

(b)	On October 29, 2007, the Company’s Board of Directors appointed Malone & Bailey, PC, Certified Public Accountants as the Company’s new independent registered public accounting firm.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter of Telford Sadovnick, P.L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMONT RESOURCES INC.
Date: October 30, 2007
	By:	/s/ Andrew Jarvis
ANDREW JARVIS
Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer